Exhibit 99.1

FOR IMMEDIATE RELEASE	For more information, contact: Martin Ketelaar, Vice President, Investor Relations (515) 362-3693
AmerUs Group Shareholders Approve Aviva Merger
     DES MOINES, Iowa (October 19, 2006)—AmerUs Group Co. (NYSE: AMH), a leading producer of life insurance and annuity products, today announced AmerUs Group shareholders approved the agreement and plan of merger with Aviva plc entered into on July 12, 2006, with nearly 98 percent of shareholders who voted approving the merger.
     Regulatory approvals are still required from Iowa, Indiana, Kansas and New York. The Company currently expects that the closing will occur before December 31, 2006.
     AmerUs Group Co. is located in Des Moines, Iowa, and is engaged through its subsidiaries in the business of marketing individual life insurance and annuity products in the United States. Its major subsidiaries include: AmerUs Life Insurance Company, American Investors Life Insurance Company, Inc., Bankers Life Insurance Company of New York and Indianapolis Life Insurance Company.
     As of June 30, 2006, AmerUs Group’s total assets were $24.7 billion and shareholders’ equity totaled $1.6 billion, including accumulated other comprehensive income.